                                 CONSULTANT AGREEMENT

                                       BETWEEN

                          GREASE MONKEY HOLDING CORPORATION,
                                  A UTAH CORPORATION

                                         AND

                                    REX L. UTSLER

    THIS CONSULTANT AGREEMENT is entered into February 5, 1997 by and between Rex L. Utsler, an individual ("Utsler") and Grease Monkey Holding Corporation, a Utah corporation ("Grease Monkey").

1. CONSULTATION SERVICES. Grease Monkey hereby engages Utsler to perform such duties and services as may be assigned to him from time to time at the direction or request of the President and CEO of Grease Monkey, provided that Utsler shall be obligated to perform only such services as do not materially interfere with Utsler's ability to secure full-time employment with another company or business endeavor.

2. TIME DEVOTED BY UTSLER. Utsler shall have sole control and discretion over the time devoted to fulfilling his obligations under this Agreement; provided, however, he shall devote such time as reasonably necessary to fulfill his duties and services hereunder.

3. CONSULTING FEES. Grease Monkey will pay Utsler a monthly consulting fee of $16,071.00 at the end of each month. Grease Monkey shall report the consulting fee on IRS form 1099.

4. EXPENSES. Grease Monkey will reimburse Utsler at the end of each month for reasonable business expenses which Grease Monkey determines were incurred by Utsler in connection with the performance of Utsler's duties and services hereunder.

5. BENEFITS. As additional compensation hereunder, Grease Monkey shall provide to Utsler the medical benefits provided generally to Grease Monkey employees. The consulting fee set forth in Paragraph 3 and the medical benefits set forth in this Paragraph shall be the entire compensation payable to Utsler for his services hereunder. Grease Monkey shall not provide to Utsler, any additional benefits which Grease Monkey generally provides to its employees.

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6.  INDEPENDENT CONTRACTOR.  Both Grease Monkey and Utsler agree that Utsler will act as an independent contractor in the performance of its duties under this Agreement. Utsler shall be responsible for payment of all taxes including Federal, State and local taxes arising out of his activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required. Utsler's only compensation shall be as provided in this Agreement. Grease Monkey shall not provide Utsler with any additional "fringe benefits" which may be available to its employees.

7. TERM OF AGREEMENT. The term of this Agreement shall be for two (2) years. This Agreement will begin March 4, 1997 and will end March 3, 1999; provided, however, Utsler may terminate this agreement at any time by delivering written notice of such to Grease Monkey fifteen (15) days prior to the effectiveness of such termination; and provided, further, that Grease Monkey may terminate this agreement for cause by delivering written notice of such termination with reference to the cause thereto to Utsler fifteen (15) days prior to the effectiveness of such termination. "For cause" as such term is used in this Paragraph, shall mean (i) a conviction of Utsler of a felony (whether or not such conviction is subject to appeal), (ii) fraud (iii) misappropriation of any property or business of Grease Monkey or intentional damage to any property or business of Grease Monkey, (iv) default of any term or obligation of this Agreement, (v) death of Utsler or illness or incapacity of Utsler for a period of more than eight consecutive weeks, or (vi) dishonesty, gross neglect of duty, disparagement of Grease Monkey or other intentional acts or omissions which negatively and materially impact or impair Grease Monkey's ability to conduct its ordinary business in its usual manner.

    Notwithstanding the foregoing, Utsler shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution adopted by the majority vote of not less than the entire membership of the Board of Directors of Grease Monkey finding that in the good faith opinion of the Board that Utsler is guilty of the conduct set forth above. Utsler shall be given written notice of the meeting and grounds for possible termination of this Agreement and together with his counsel shall be given the opportunity to be heard before the Board.

    Grease Monkey may terminate this Agreement at any time by delivering written notice of such to Utsler fifteen (15) days prior to the effectiveness of such termination, but any termination other than for cause shall require the immediate payment of the entire balance of the consulting fees under this Agreement from the date of termination to the end of the term of this Agreement.

8. OTHER BUSINESS OF UTSLER. It is recognized by Grease Monkey that Utsler may conduct business or become employed by a company that is entirely separate from Grease Monkey's business, and nothing in this agreement shall be construed to limit Utsler's

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freedom to continue any other business; provided, however, Utsler shall continue to devote his best efforts to the performance of his duties and services hereunder and provided, further, such businesses or employment shall not be in direct competition with Grease Monkey or otherwise violate the terms of the non-competition covenant set forth below. Nothing in this Agreement shall preclude Utsler from acquiring, becoming employed by, or securing a franchise for the operation of one or more existing or future Grease Monkey stores; provided, however, Utsler hereby acknowledges that no agreements or understandings exist with respect to Utsler's acquiring, becoming employed by, or securing a franchise for the operation of one or more existing or future Grease Monkey stores.

9. PROPRIETARY INFORMATION. Utsler shall use his best efforts to preserve and protect the confidentiality of all proprietary and confidential information regarding Grease Monkey and its affiliates which he obtains or of which he otherwise becomes aware during the course of providing the services described in this Agreement or which he obtained or became aware of during the course of his prior employment by Grease Monkey (other than information that is already publicly available or which he may be required by law to disclose) ("Confidential Information"). Utsler shall not disclose any Confidential Information to any entity other than (i) Grease Monkey's employees or its designated agents, or (ii) other than as necessary in the ordinary course of business. Utsler acknowledges that the Confidential Information is a unique and valuable asset of Grease Monkey, represents a substantial investment of time and expense by Grease Monkey, and that any disclosure or other use of such information other than for the benefit of Grease Monkey would cause irreparable harm.

10. RECORDS. Utsler will keep complete, accurate and authentic accounts, notes, data and records ("Records") of his actions. The Records shall be the property of Grease Monkey. Upon request, Utsler will promptly deliver the Records to Grease Monkey. Upon termination of this Agreement, Utsler shall deliver promptly to Grease Monkey all Records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which relate in any way to the business, property, practices or techniques of Grease Monkey, including, but not limited to, all documents which in whole or in part contain any Confidential Information.

11. NON-COMPETITION COVENANT.

    a. AGREEMENT NOT TO COMPETE. Utsler agrees that, during the term of this Agreement he shall not, without the express written consent of Grease Monkey, engage in competition with Grease Monkey, directly or indirectly, in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member


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of any association, or otherwise) in any phase of any business of a type conducted by Grease Monkey.

    b.   GEOGRAPHIC EXTENT OF COVENANT.  The obligations of Utsler under this section 10 shall apply to all counties in which a Grease Monkey store or franchise is operated.

    c. INDIRECT COMPETITION. Utsler further agrees that, during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 10 if such activity were carried out by Utsler, either directly or indirectly.

    d.   FRANCHISE OPERATION.   Nothing in this covenant not to compete shall
preclude Utsler from becoming an advisor, principal, agent, partner, officer, director, stockholder, employee or otherwise associating with any present or future franchisee for the operation of one or more Grease Monkey stores; provided, however, Utsler hereby acknowledges that no agreements or understandings exist with respect to Utsler's acquiring, becoming associated with, or securing a franchise for the operation of one or more existing or future Grease Monkey stores.

12. MUTUAL RELEASE. Utsler, for himself, his heirs, successors and assigns, hereby releases and forever discharges Grease Monkey, its affiliated corporation, successors and assigns, together with its respective agents, servants, directors, officers (whether acting in their individual or official capacities), members, employees, managers, shareholders, trustees, attorneys and representatives, from any and all claims, actions, causes of action, suits, demands, covenants, contracts or promises of every nature, character and description, asserted or unasserted, known or unknown, which Utsler ever had, now has or may have in the future, for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising from his employment or consulting relationship with Grease Monkey. Utsler agrees not to institute any claim for damages, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim for damages via administrative or legal proceedings against Grease Monkey, its affiliated corporation, successors and assigns, together with its respective agents, servants, directors, officers (whether acting in their individual or official capacities) members, employees, managers, shareholders, trustees, attorneys and representatives, for any such claims including, but not limited to, any claims arising under or based upon any claim for wages, compensation or any other claim arising under the Colorado Revised Statues, Title VII of the 1964 Civil Rights Act (42 U.S.C. Section 2000, ET SEQ.), the Americans with Disability Act (42 U.S.C. Section 121 01, ET SEQ), or any contract, quasi contract or tort claims, whether developed or undeveloped, arising from or related to Grease Monkey's hiring of Utsler, Utsler's employment with Grease Monkey, and the cessation of Utsler's employment with Grease Monkey. Similarly, Grease Monkey and any other person or entity released under this Agreement, covenants not to commence any action for damages or losses for any reason

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or theory whatsoever, based upon any acts of Utsler occurring prior to the date of this Agreement. The provisions of this Paragraph 12 shall survive any termination of this Agreement.

13. SHAREHOLDER RIGHTS. Nothing in this Agreement shall impair, limit or infringe upon Utsler's rights as a shareholder of Grease Monkey. All options or rights previously granted to Utsler with respect to Grease Monkey stock shall remain in effect throughout the term of this Agreement. Further, all employee benefits such as 401 (k) plans or otherwise which would fully or partially vest with the passage of time shall continue to vest in accordance with the plan terms as if Utsler were in the employ of the company throughout the term of this Agreement.

14. ARBITRATION. Any dispute or the application of interpretation of this Agreement shall be resolved pursuant to final and binding arbitration. The arbitration shall be conducted pursuant to the American Arbitration Association rules governing labor arbitration. The decision of the arbitrator shall be final and binding on both parties and shall be appealable only pursuant to the
terms of the Colorado Arbitration Act, C.R.S. Section 13-22-201, ET SEQ.   In
the event of an arbitration pursuant to this provision, the parties agree that the loser will pay 100% of the arbitrator's fees plus reasonable attorneys' fees and costs incurred by the winner. The determination of who is the winner and the loser shall be made by the arbitrator and the arbitrator shall not have the authority to declare neither or both sides the winner. Furthermore, the determination of attorneys' fees and costs to be paid to the winner shall be made by the arbitrator.

15. MISCELLANEOUS.

    a. COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

    b. ASSIGNMENT. The agreement of Utsler to render services hereunder is personal in nature and shall not be assignable by Utsler. The rights and benefits of Utsler under this Agreement shall not be subject to voluntary or involuntary alienation, assignment or transfer. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permissible assigns of the respective parties.

    c. ENTIRE AGREEMENT. This Agreement is the entire agreement between Utsler and Grease Monkey pertaining to the subject matter hereof and supersedes any and all prior negotiations, agreements, understandings and dealings pertaining to the subject matter hereof, whether written or oral.

    d. AMENDMENTS AND MODIFICATIONS. This Agreement cannot be changed orally,

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and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    e. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

    f. EFFECT OF HEADINGS. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

    g. GOVERNING LAW. The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with the substantive laws of the State of Colorado.

    h. NOTICES. All notices provided for hereunder shall be in writing and shall be deemed given and received (a) when personally delivered; (b) transmitted by facsimile transmission, provided sender obtains an electronic confirmation and also delivers a copy by mail or personal delivery, or (c) forty-eight (48) hours after the same are deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the applicable party at the following address: (i) if to Utsler, to 7564 S. Salida Court, Aurora Colorado 80016 and (ii) if to Grease Monkey, then to 216 16th Street, Suite 1100, Denver, Colorado 80202, or at such other address as he may designate from time to time.

    IN WITNESS WHEREOF, the parties have executed this Consultant Agreement as of the day and year first above written.

                                         Grease Monkey Holding Corporation, a
                                         Utah corporation


                                         By: /s/  JAMES B. WALLACE
                                            ---------------------------------
                                            James B. Wallace, Chairman





                                         By: /s/  REX L. UTSLER
                                            ---------------------------------
                                            Rex L. Utsler



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